Exhibit 99.1

WACHOVIA CREDIT CARD MASTER TRUST

Excess Spread Analysis – March 2005

Series	2000-1 *
Deal Size	$750 MM
Expected Maturity	07/15/05

Yield	11.17%
Less: Coupon	3.10%
Servicing Fee	0.65%
Net Credit Losses	2.74%
Excess Spread:
March-05	4.68%
February-05	4.55%
January-05	4.37%
Three month Average Excess Spread	4.53%

Delinquency:
30 to 59 days	1.00%
60 to 89 days	0.66%
90 + days	1.43%
Total	3.09%

Payment Rate	11.39%

*	Results are skewed due to the calculation methodology during the accumulation period.